SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

CHECK THE APPROPRIATE BOX:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d))

☒	Definitive Information Statement

BIO-MATRIX SCIENTIFIC GROUP, INC.

(Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (Check the Appropriate Box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:
Common Stock

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A in aggregate cash to be received by Registrant (rule 240.0-11(c)(2)).

	4)	Proposed maximum aggregate value of transaction: _______________________

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:____

	2)	Form, Schedule, or Registration Statement No.:___

	3)	Filing Party:___

	4)	Date Filed:___

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BIO-MATRIX SCIENTIFIC GROUP, INC.

1204 Tangerine Street, El Cajon, CA 92021

619 822 2602

NOTICE OF ACTIONS BY WRITTEN CONSENT OF HOLDERS OF
NOT LESS THAN A MAJORITY OF THE AGGREGATE VOTING POWER
OF ALL OUTSTANDING SHARES OF BIO MATRIX SCIENTIFIC GROUP, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

January 27, 2020

To Our Stockholders:

This Information Statement is being made available to the holders of record of the outstanding shares of common stock, $0.0001 per value per share (the “Common Stock”), the Preferred Stock, $0.0001 par value per share (the “ Preferred Stock”), the Series B Preferred Stock, $0.0001 par value per share (the “Series B Preferred Stock”), of Bio Matrix Scientific Group, Inc. a Delaware corporation (the “Company”), as of the close of business on January 14, 2020 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The purpose of the enclosed Information Statement is to inform you of actions taken on January 14, 2020 by written consent of holders of our outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted (“Consenting Shareholders”) . The enclosed Information Statement shall also constitute the notice required under Section 228(e) of the Delaware General Corporation Law (“DGCL”).

On January 14, 2018, the Board of Directors (the “Board”) submitted the following actions to the Consenting Shareholders for ratification and approval by consent in lieu of meeting, and the Consenting Shareholders have ratified and approved the following actions:

1. The Company shall decrease the number of common shares authorized to be issued from 16,000,000,000 common shares to 100,000,000 common shares.

The Certificate of Incorporation of the Company shall be amended by changing the Article thereof numbered “4” so that, as amended, said Article shall be and read as follows:

"FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

One Hundred Million (100,000,000) shares of Common Stock with a par value of $0.0001 each; and Twenty Million (20,000,000) shares of Preferred Stock with a par value of $0.0001 each, Two Hundred Thousand (200,000) shares of Non Voting Preferred Stock with a par value of $1.00 each

Non Voting Convertible Preferred Stock shall convert at the option of the holder into shares of the corporation’s common stock at a conversion price equal to seventy percent (70%) of the lowest Closing Price for the five (5) trading days immediately preceding written receipt by the corporation of the holder’s intent to convert.

“CLOSING PRICE" shall mean the closing bid price for the corporation’s common stock on the Principal Market on a Trading Day as reported by Bloomberg Finance L.P.

“PRINCIPAL MARKET" shall mean the principal trading exchange or market for the corporation’s common stock.

“TRADING DAY” shall mean a day on which the Principal Market shall be open for business.

The Common Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors of the Corporation shall have the full authority permitted by law to establish one or more series and the number of shares constituting each such series and to fix by resolution full or limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of any series of the Common Stock that may be desired. Subject to the limitation on the total number of shares of Common Stock which the Corporation has authority to issue hereunder, the Board of Directors is also authorized to increase or decrease the number of shares of any series, subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors of the Corporation shall have the full authority permitted by law to establish one or more series and the number of shares constituting each such series and to fix by resolution full or limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of any series of the Preferred Stock that may be desired. Subject to the limitation on the total number of shares of Preferred Stock which the Corporation has authority to issue hereunder, the Board of Directors is also authorized to increase or decrease the number of shares of any series, subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

2. The Company shall effect a reverse stock split of its issued and outstanding common stock and all classes of issued and outstanding preferred stock at an exchange ratio of one new share for every 2,000 old shares (The “Reverse Split”). Fractional shares of stock shall be rounded up to the nearest whole share. Par Value shall remain $0.0001.

The abovementioned amendments will become by the filing of a Certificate of Amendment of Certificate of Incorporation with the Delaware Secretary of State with an effective date of February 18, 2020. The amendments will not become effective until after a date which is in excess of twenty (20) days after the filing and mailing of this Definitive Information Statement that date being February 18, 2020.

As of January 14, 2020 the Company had 16,000,000,000 shares of common stock, $.0001 par value per share, authorized, of which 15,616,865,172 were issued and outstanding and 20,000,000 shares of preferred stock, $.0001 par value, authorized of which 2,025,760 Preferred Shares, 724,198 Series B Preferred Shares , 0 Series AA Preferred Shares and 0 Series AAA Preferred Shares were issued and outstanding. In addition, as of January 14 2020 we had authorized 200,000 shares of Non Voting Convertible Preferred Stock, $1.00 par value per share of which 0 were issued and outstanding. Certain of our stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted have executed a written consent in favor of the action described above; therefore no votes of our other stockholders are required to approve the above-referenced action. This information statement is being sent to you for information purposes only.

Very truly yours,

/s/ Timothy Foat

Timothy Foat

Chief Executive Officer

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STOCKHOLDERS ENTITLED TO VOTE

On January 14, 2020 the Board unanimously approved the proposed actions and recommended that such proposal be submitted for stockholder approval.

The Board has fixed the close of business on January 14, 2020 as the record date for determining the stockholders entitled to notice of the above noted action.  Adoption of the proposed action requires the approval of our stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Each share of our common stock outstanding entitles the holder to one vote on all matters brought before the stockholders.

Each share of our Preferred Stock outstanding entitles the holder to one vote on all matters brought before the stockholders.

Each share of our Series B Preferred Stock outstanding entitles the holder to two votes on all matters brought before the stockholders.

Each share of our Series AA Preferred Stock outstanding entitles the holder to 10,000 votes on all matters brought before the stockholders.

Each share of our Series AAA Preferred Stock outstanding entitles the holder to 100,000 votes on all matters brought before the stockholders.

Each share of our Non Voting Convertible Preferred Stock outstanding entitles the holder to 0 votes on all matters brought before the stockholders.

Certain of our stockholders, together having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, have executed a written consent voting in favor of the proposed action.  Because stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted have voted in favor of the proposed action, no votes of our other stockholders are required to approve the action described herein.  Accordingly, this information statement is being furnished to you solely to provide you with information concerning these matters in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated under that Act, including Regulation 14C.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the close of business on  January 14, 2020 , concerning shares of our common stock beneficially owned by (i) each director; (ii) each named executive officer; (iii) by all directors and executive officers as a group; and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of common stock.

Based on 15,616,865,172 shares outstanding as of January 14,2020

Title of Class	Name and Address	No. of shares		%
Common	Heather Cassady	8,160,000,000		52.25%
	c/o Bio Matrix Scientific Group, Inc.
	1204 Tangerine Street
	El Cajon, CA
Common	Timothy Foat
	c/o Bio Matrix Scientific Group, Inc.	16,753,543	*	0.11%
	1204 Tangerine Street
	El Cajon, CA
All Officers and Directors as a group		8,176,753,543		52.36%

* Includes 12,500,000 shares held by the Sherman Family Trust for which Mr. Foat serves, as Trustee
Includes 3,020,143 shares held by Dunhill Ross Partners, Inc. which is controlled by Mr. Foat
Includes 792,500 shares held by the Bio Technology Business Trust for which Mr. Foat serves as Trustee
Includes 437,143 shares held by Bioscientific Consultants LLC which is controlled by Mr. Foat
Includes 3,757 shares held by Sunset Cliff Compliance which is controlled by Mr. Foat

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The following table sets forth information as of the close of business on January 14, 2020 concerning shares of our preferred stock beneficially owned by (i) each director; (ii) each named executive officer; (iii) by all directors and executive officers as a group; and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of preferred stock.

Based on 2,025,760 shares issued and outstanding as of January 14,2020

Title of Class	Name and Address	No. of shares		%
Preferred	Timothy Foat	4,555	*	less than 1%
	c/o Bio Matrix Scientific Group, Inc.
	1204 Tangerine Street
	El Cajon, CA
Preferred	David Koos	524,079	**	25.87%
	4700 Spring Street
	La Mesa CA 91941
All Officers and Directors as a group		4,555	*	less than 1%

* Includes 2,300 shares held by the Bio Technology Business Trust for which Mr. Foat serves as Trustee
Includes 1,068 shares held by Bioscientific Consultants LLC which is controlled by Mr. Foat
Includes 1,187 shares held by Dunhill Ross Partners, Inc. which is controlled by Mr. Foat
** includes 458,503 from the BMXP Holdings Shareholders Business Trust for which Mr. Koos acts as Trustee
Includes 62,056 from Bombardier Pacific Ventures an entity controlled by Mr. Koos.

The following table sets forth information as of the close of business on January 14,2020 concerning shares of our Series B preferred stock beneficially owned by (i) each director; (ii) each named executive officer; (iii) by all directors and executive officers as a group; and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of Series B preferred stock.

Based on 724,198 shares outstanding as of January 14,2020

Title of Class	Name and Address	No. of shares		%
Preferred B	Timothy Foat
	c/o Bio Matrix Scientific Group, Inc.	6160	*	less than 1%
	1204 Tangerine Street
Preferred B	David Koos	95176		13.14%
	4700 Spring Street
	La Mesa CA 91941
All Officers and Directors as a Group		6160	*	less than 1%

* Includes 2678 shares held by Bioscientific Consultants LLC which is controlled by Mr. Foat
Includes 179 shares held by the Bio Technology Business Trust for which Mr. Foat serves as Trustee
Includes 75 shares held by Sunset Cliff Compliance which is controlled by Mr. Foat Includes 3228 shares held by Dunhill Ross Partners which is controlled by Mr. Foat.
** includes 9,171from the BMXP Holdings Shareholders Business Trust for which Mr. Koos acts as Trustee
Includes 58,935 from Bombardier Pacific Ventures an entity controlled by Mr. Koos.

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As of January 14, 2020 the Company had no shares of its Series AA Preferred stock issued and outstanding.

As of January 14, 2020 the Company had no shares of its Series AAA Preferred stock issued and outstanding.

As of January 14, 2020 the Company had no shares of its Nonvoting Convertible Preferred stock issued and outstanding.

PURPOSE OF THE REVERSE SPLIT

The Company believes it will not be able to satisfy its cash requirements over the next twelve months and shall be required to seek additional financing. The Company currently plans to raise additional funds primarily by offering securities for cash. As of January 14, 2020 the Company currently has issued and outstanding 97.6% of its authorized common shares. The Company’s common shares are the only securities authorized by the Company for which a public market exists. The Company’s common shares trade on the OTC Market under the symbol BMSN.

The Company has determined that it would be beneficial to the Company to have a larger percentage of authorized common shares available for issuance. The Company has also determined that it would be fairest to all shareholders to adopt the Reverse Split to encompass all series of issued and outstanding stock in order to maintain roughly the same relative equity interests between the different series of shareholders as immediately prior to the Reverse Split.

PURPOSE OF DECREASING THE AUTHORIZED COMMON SHARES

The Company has determined that, subsequent to the Reverse Split, it will not require authorization to issue 16,000,000,000 common shares and authorization to issue 100,000,000 common shares shall be sufficient.

EFFECTS OF THE REVERSE STOCK SPLIT

As of January 14 2020, there were 15,616,876,172 shares of Common Stock outstanding. As a result of the reverse stock split, there will be approximately 7,808,433 shares of Common Stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Reverse Stock Split will not have any effect on the stated par value of the Common Stock.

As of January 14, 2020 there were 2,025,760 shares of Preferred Stock outstanding. As a result of the reverse stock split, there will be approximately 1,013 shares of Preferred Stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Reverse Stock Split will not have any effect on the stated par value of the Preferred Stock.

As of January 14, 2020 there were 724,198 shares of Series B Preferred Stock outstanding. As a result of the reverse stock split, there will be approximately 362 shares of Series B Preferred Stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Reverse Stock Split will not have any effect on the stated par value of the Series B Preferred Stock.

ANTI TAKEOVER EFFECTS

As a result of the Reverse Split the Company shall have a greater percentage of authorized but unissued common and preferred shares available for issuance. SEC Release No. 34-15230 requires disclosure and discussion of the effects of corporate actions that may be used as an anti-takeover device. Although the Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device, it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders. For example, shares of authorized and unissued common stock could (within the limits imposed by applicable law) be issued in one or more transactions that would discourage persons from attempting to gain control of the Company, by diluting the voting power of shares then outstanding. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

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The Company has authorized but unissued 100,000 shares of the Series AA Preferred Stock. With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series AA Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series AA Preferred Stock owned by such holder times ten thousand (10,000). Except as otherwise required by law, holders of Common Stock, other series of Preferred issued by the Corporation, and Series AA Preferred Stock shall vote as a single class on all matters submitted to the stockholders. To the extent that the Series AA Preferred Stock may have anti-takeover effects, the Company believes that the ability of the Company to issue shares with such voting power will encourage persons seeking to acquire the Company to negotiate directly with the Board of Directors enabling the Board of Directors to consider the proposed transaction in a manner that best serves the stockholders’ interests.

The Company has authorized but unissued 1,000,000 shares of the Series AAA Preferred Stock. With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series AAA Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series AAA Preferred Stock owned by such holder times one hundred thousand (100,000). Except as otherwise required by law, holders of Common Stock, other series of Preferred issued by the Corporation, and Series AAA Preferred Stock shall vote as a single class on all matters submitted to the stockholders. To the extent that the Series AAA Preferred Stock may have anti-takeover effects, the Company believes that the ability of the Company to issue shares with such voting power will encourage persons seeking to acquire the Company to negotiate directly with the Board of Directors enabling the Board of Directors to consider the proposed transaction in a manner that best serves the stockholders’ interests.

There are currently no plans or proposals which can cause the Company to adopt other provisions or enter into other arrangements which would have material anti takeover effects.

DISSENTER’S RIGHT OF APPRAISAL

No action will be taken in connection with the proposed action by the Board or the voting stockholders for which Delaware law, our Certificate of Incorporation or our Bylaws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder's shares.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendments which are not shared by all other stockholders, pro rata.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

One Information Statement will be delivered to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders. Upon receipt of such notice, the Company will undertake to deliver promptly a separate copy of the Information Statement to the Stockholder at the shared address to which a single copy of the documents was delivered and provide instructions as to how the stockholder can notify the Company that the Stockholder wishes to receive a separate copy of the Information Statement. In the event that a Stockholder desires to provide such a notice to the Company such notice may be given in writing at the Company's offices located at 1204 Tangerine Street El Cajon, CA 92021.

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ACCOUNTING CONSEQUENCES

The par value per share of the common stock and preferred shares subject to the Reverse Split would remain unchanged at $0.0001 per share after the Reverse Split. As a result, the par value per share on the Company’s balance sheet attributable to the common and preferred stock will be reduced proportionally from its present amount, and the additional paid in capital account shall be credited with the amount by which the par value per share is reduced.

TAX CONSEQUENCES

The following comments pertain to U.S. holders:

Generally no gain or loss should be recognized by a stockholder upon the exchange of pre-reverse stock split shares for post-reverse stock split shares. The aggregate tax basis of the post-reverse stock split shares will be the same as the aggregate tax basis of the pre-reverse stock split shares exchanged in the reverse stock split, reduced by any amount allocable to a fractional share for which cash is received. A stockholder’s holding period in the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares exchanged in the reverse stock split. The particular facts and circumstances of an individual shareholder may have different results and stockholders are advised to seek advice and counsel from their tax advisors.

As used herein, the term “U.S. holder” means a holder that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (as defined in the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.

DISTRIBUTION AND COSTS

The Company will pay all costs associated with the distribution of this information statement, including any and all costs of printing and mailing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.  Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

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